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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


   Name of Subsidiary and                                 Jurisdiction
  Other Names Under Which                                      of
the Subsidiary Does Business                              Incorporation

The Care Group of New York, Inc.                             New York
      dba* Care Group

Care Line of New York, Inc.                                  New York
      dba* Care Line

The Care Group of Georgia, Inc.                              Georgia
      dba* Care Group

Care Line of Georgia                                         Georgia
      dba* Care Line

The Care Group of Texas, Inc.                                 Texas
      dba* Care Group

Care Line of Dallas, Inc.                                     Texas
      dba* Care Line

Care Line of Houston, Inc.                                    Texas
      dba* Care Line

The Care Group of Los Angelas                               California

Advanced Care Associates, Inc.                             Pennsylvania

Mail Order Meds, Inc.                                         Texas
      dba* MOM



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* "dba" means "doing business as"